Exhibit 1.01
MaxLinear, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2016
Cautionary Note Concerning Forward-Looking Statements: This Conflict Minerals Report contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements include statements concerning MaxLinear’s objectives for its conflict minerals policy and compliance initiatives and actions it intends to take relating to conflict minerals. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from currently anticipated results. When considering forward-looking statements, you should consider, among other factors, the risk factors described in the reports and other filings that MaxLinear files with the United States Securities and Exchange Commission, including MaxLinear’s Annual Report on Form 10-K for the year ended December 31, 2016 and its subsequent Quarterly Reports on Form 10-Q. The risk factors included in these filings are not exhaustive, and risks that are not identified therein could materially affect whether MaxLinear realizes the results anticipated or implied by any forward-looking statements contained in this Conflict Minerals Report. Except as required by law, MaxLinear disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.
Introduction
This Conflict Minerals Report (this “Report”) for MaxLinear, Inc. (“MaxLinear” or “we” or “our”) covers the reporting period from January 1, 2016 to December 31, 2016 and is presented in accordance with Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). This Report is filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD (the “Form SD”). A copy of this Report and the Form SD are publicly available on our website at http://investors.maxlinear.com/phoenix.zhtml?c=233477&p=irol-sec.
In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). Section 1502 of the Act relates to conflict minerals and requires companies subject to the Act to file a Form SD annually with the United States Securities and Exchange Commission (“SEC”) to disclose whether the tungsten, tantalum, tin, and gold (referred to collectively as “3TG”) used in their products benefitted, directly or indirectly, armed groups in the Democratic Republic of the Congo and adjoining countries (collectively, the “Covered Countries”). This Report, which is an exhibit to our Form SD, describes the design and implementation of our conflict minerals due diligence measures undertaken in 2016, including a description of how these measures were designed to determine, to our knowledge, the source mines, countries of origin, and processing facilities for 3TG contained in components used in MaxLinear’s products.
In addition, on May 12, 2017, MaxLinear completed its acquisition of Exar Corporation, a Delaware corporation and former publicly-traded company listed on The New York Stock Exchange (“Exar”). Exar was previously obligated to provide a specialized disclosure report with respect to its conflict minerals.
Accordingly, this Report covers products that Exar manufactured or contracted to manufacture during 2016 that contain conflict minerals necessary to the functionality or production of such products. Given the timing of the completion of the acquisition, most of Exar’s due diligence measures were undertaken prior to its acquisition by MaxLinear. Consequently, a separate description of Exar’s due diligence measures for 2016 has been included in this Report.

Background and Covered Products
MaxLinear is a provider of radio frequency, or RF, and mixed-signal integrated circuits for cable and satellite broadband communications and the connected home, and wired and wireless infrastructure markets. As a fabless semiconductor company, we do not manufacture our semiconductor products but contract for their manufacture through semiconductor foundries generally located in Asia. Our supply chain is complex, and multiple tiers exist between the mines from which 3TG are extracted and its incorporation into our products. We do not purchase raw ore or unrefined 3TG directly and make no purchases in the Covered Countries. As a result and as described more fully below, we rely on our foundries and suppliers to provide information on the origin of the 3TG contained in our products.
MaxLinear Covered Products
During 2016, MaxLinear contracted to manufacture and had manufactured a total of 92 integrated circuits, or IC Products, (as measured by individual stock keeping units or SKUs) for our markets. We currently provide several types of broadband and communications semiconductor devices: radio frequency, or RF, receivers and RF Receiver System on Chip, or RF Receiver SoCs; wireless infrastructure backhaul modem SoCs; transimpedance amplifiers, or TIA’s; laser modulator drivers; and clock and data recovery circuits. Our semiconductor solutions combine various analog and mixed-signal technologies and functionality that traditionally required the use of multiple external discrete components. Substantially all of Maxlinear’s revenues in calendar year 2016 were generated through sales of IC Products.
MaxLinear also provides evaluation or demonstration circuit boards, or Board Products, to customers or prospective customers to allow them to test or validate MaxLinear’s IC products. Board Products are marketing or business development tools that facilitate the sale of MaxLinear’s IC Products. Because of their limited application, Board Products are manufactured and sold in very small quantities. Board Products are either assembled at MaxLinear facilities or manufactured for MaxLinear by third party suppliers. The supplier base for Board Products varies widely and includes many small suppliers, including printed circuit board manufacturers, component distributors, component manufacturers and manufacturers of custom made hardware such as RF filters, connectors, cables, etc. The sales of Board Products represented less than 1% of MaxLinear’s revenues in calendar year 2016.
Exar Covered Products
During 2016, Exar designed, developed and marketed analog mixed-signal application specific technology solutions serving the industrial, infrastructure, automotive, and audio/video markets. Exar's product portfolio included a wide array of applications such as industrial, instrumentation and medical equipment, networking and telecommunication systems, servers, LED lighting solutions, and digital video recorders. Exar was also a fabless semiconductor company, and purchased silicon wafers from independent semiconductor foundries, of which 100% were in the Asia Pacific Region.

Reasonable Country of Origin Inquiry

In accordance with Rule 13p-1 and Form SD, (i) MaxLinear determined that 3TG are necessary to the functionality or production of its integrated circuit products and that 3TG are incorporated into its products during the manufacturing process and (ii) Exar determined that 3TG are necessary to the functionality or production of certain of its products. Accordingly, each of MaxLinear and Exar undertook a reasonable country of origin inquiry (“RCOI”).
Although conducted separately prior to MaxLinear’s acquisition of Exar, each of MaxLinear’s and Exar’s RCOI consisted principally of submitting to their respective suppliers the conflict minerals reporting template (the “CFSI Template”) prepared by the Conflict-Free Sourcing Initiative (“CFSI”), an initiative of the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative. MaxLinear submitted the CFSI Template to all of its contract manufacturers and all of its first tier suppliers of components. MaxLinear then reviewed all responses for completeness, reasonableness, and consistency, and followed up for corrections and clarifications as MaxLinear determined appropriate. Exar submitted the CFSI Template to all of its suppliers that were directly involved in the production of its products likely to contain any 3TG. Exar then reviewed the responses and compared against public, peer and industry association data and Exar’s framework, and followed up for corrections and clarifications as Exar determined appropriate.

Based on MaxLinear’s RCOI, MaxLinear was unable to determine that the 3TG used in its products did not originate in Covered Countries. Similarly, based on Exar’s RCOI, Exar was unable to determine that the 3TG used in its products did not originate in the Covered Countries.
Due Diligence Process
MaxLinear’s due diligence measures were designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”). The objectives of our diligence initiative were to determine, to the best of our ability, the source and chain of custody of the 3TG necessary for the functionality and/or production of our products; whether any such 3TG originated in the Covered Countries; and where such 3TG were determined to have originated in Covered Countries, whether armed groups directly or indirectly benefitted from such 3TG.
Due diligence measures undertaken by MaxLinear included, but were not limited to, the following:

1.	Establishment of Internal Management Systems

a.
Conflict Minerals Policy. In 2013, MaxLinear adopted and communicated to its foundries and suppliers a written policy relating to the use of conflict minerals in its supply chain. A copy of MaxLinear’s Conflict Minerals Policy is publicly available at http://www.maxlinear.com/corporate-social-responsibility/.

b.
Internal Management to Support Supply Chain Due Diligence. MaxLinear has established an internal compliance team with members from its operations, finance, and legal functions, and these individuals are charged with the management of our conflict minerals program, including the integration of Exar's conflict minerals program with that of MaxLinear.

c.
Controls and Transparency. As described above, MaxLinear undertook an RCOI with respect to conflict minerals in our supply chain by providing the CFSI Template to each of our contract manufacturers and other first tier suppliers to gather information about their use of 3TG, the smelters and refiners in their supply chain that are included in our products, and the countries of origin for 3TG used in our products.

d.
Supplier Engagement. MaxLinear continues to engage actively with its foundries and other first tier suppliers to strengthen its relationship with them. We have communicated to our foundries and other suppliers our commitment to source 3TG in a manner that does not, directly or indirectly, benefit armed groups in the Covered Countries, and we have communicated that we will consider alternative arrangements with other manufacturers or suppliers who are unable to cooperate in our due diligence efforts.

e.
Grievance Mechanism. MaxLinear’s code of conduct includes procedures for reporting violations, and we provide mechanisms for anonymous reporting of violations or concerns about the conduct of our business, including our implementation and enforcement of our Conflict Minerals Policy.

2.	Identification and Assessment of Risks in the Supply Chain
Because of our position within our supply chain, identifying actors upstream from our first tier contract manufacturers and suppliers is difficult. As discussed above, we identified our foundries and first tier suppliers and relied on them to provide the necessary information about the source of conflict minerals contained in the products that we contract to have manufactured. Similarly, our foundries and first tier suppliers rely on information provided by their suppliers to provide information regarding the country of origin of 3TG included in our products.

3.	Designing and Implementing a Strategy to Respond to Identified Risks
We are in the process of developing a formal risk management plan through which our conflict minerals program will be implemented, managed, and monitored. During calendar years 2013, 2014, 2015, 2016 and continuing into 2017, where foundries or suppliers were unable to provide MaxLinear with complete or reliable responses to the CFSI template, we considered these matters internally. To date, we have not identified any circumstances where we concluded that it was necessary to terminate any contract or relationship or find a replacement manufacturer or supplier as a result of conflict minerals matters.

4.	Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
We do not have a direct relationship with any smelters or refiners in our supply chain. As a result, we do not and cannot conduct any audits directly. Instead, we support the development and implementation of independent third party audits of smelters such as the CFSI’s Conflict Free Smelter Program (“CFSP”) by encouraging our foundries and other suppliers to purchase materials from audited smelters that have been validated as conflict-free under the CFSP.

5.	Reporting on Supply Chain Due Diligence
In May 2017, we publicly filed the Form SD and this Report with the SEC. A copy of this Report and the Form SD are publicly available at http://investors.maxlinear.com/phoenix.zhtml?c=233477&p=irol-sec. This Report includes information about the RCOI methodology utilized by the Company, the design of our due diligence process in conformance with the OECD Framework, the list of known smelters and refiners utilized in our supply chain identified in our due diligence process, and a description of our products that incorporate 3TG necessary to the functionality or production of such products.
Exar’s due diligence measures for 2016 were also designed to conform, in all material respects, with the OECD Framework. MaxLinear expects to integrate its due diligence measures with those of Exar for the 2017 reporting period, which integration may include leveraging certain of Exar’s resources and due diligence measures into those of MaxLinear’s. However, during the 2016 reporting period and up until May 12, 2017, Exar was a separate, publicly-traded company and undertook separate due diligence measures. These due diligence measures included, but were not limited to, the following:

1.	Establishment of Internal Management Systems

a.
Conflict Minerals Policy. Exar had a Conflict Minerals Policy underscoring its commitment to responsible sourcing of materials for its products, including the sourcing of 3TG, which was available on Exar’s public website and communicated to its suppliers.

b.
Internal Management to Support Supply Chain Due Diligence. Exar had a conflict mineral team consisting of representatives from Exar’s operations, procurement and legal departments. The conflicts mineral team ensured compliance with the conflict minerals rules by including conflict minerals compliance in Exar’s quarterly business review and score card. Exar also monitored its suppliers and their status and responses through Exar’s supplier “dashboard.” The conflicts mineral team regularly updated executive management on the status of its due diligence process and compliance activities.

c.
Controls and Transparency. As described above, Exar undertook an RCOI with respect to 3TG in its supply chain by providing the CFSI Template to all of its active suppliers that supply products that are likely to contain any 3TG. In addition, Exar continued to ensure that Exar’s suppliers were complying with Exar’s Supplier Partnerships towards Excellence Policy and Procedure. Exar also participated in the following industry-wide initiatives to disclose upstream companies in the supply chain, such as the Electronic Industry Citizenship Coalition Global e-

Sustainability Initiative, the ITRI Tin Supply Chain Initiative, and the Public Private Alliance for Responsible Minerals Trade (“PPA”).

d.
Supplier Engagement. Exar engaged with its suppliers to ensure good understanding of Exar’s conflict mineral requirements. Exar’s supplier conduct statement provided Exar’s suppliers with an opportunity to remedy or question any potential non-compliance through timely corrective action. Exar also maintained a documented compliance process which included the retention of relevant information, data and responses in an electronic format.

2.	Identification and Assessment of Risks in the Supply Chain
Because of Exar’s position within its supply chain, it was difficult to identify actors upstream from Exar’s direct suppliers. For the 2016 reporting period, Exar identified its suppliers directly involved in the production of its products, of which there were three primary categories: foundries that provide wafers, suppliers that provided assembly and test services, and component procurement. Exar relied on these suppliers to provide the necessary information about the source of conflict minerals contained in the products that Exar contracted to have manufactured. Similarly, Exar’s suppliers relied on information provided by their suppliers to provide information regarding the country of origin of 3TG included in Exar’s products.

3.	Designing and Implementing a Strategy to Respond to Identified Risks
Exar had a risk management plan, through which its conflict minerals program was managed and monitored. As part of this plan, Exar communicated its requirements and expectations with postings on Exar’s website and conducted quarterly business reviews, conflict mineral response reviews, as part of Exar’s evaluation. Exar did not identify any circumstances where it concluded it was necessary to terminate any contract or relationship or find a replacement manufacturer or supplier as a result of conflict minerals matters.

4.	Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
Exar did not have a direct relationship with any smelters or refiners in its supply chain. As a result, it did not and could not conduct any audits directly. Instead, it supported the development and implementation of independent third party audits of smelters such as the CFSP.

5.	Reporting on Supply Chain Due Diligence
In May 2017, MaxLinear publicly filed the Form SD and this Report with the SEC. A copy of this Report and the Form SD are publicly available at http://investors.maxlinear.com/phoenix.zhtml?c=233477&p=irol-sec. This Report includes information about the RCOI methodology utilized by Exar, the design of Exar’s due diligence process in conformance with the OECD Framework, the list of known smelters and refiners utilized in Exar’s supply chain identified in Exar’s due diligence process, and a description of Exar’s products that incorporate 3TG necessary to the functionality or production of such products.

Smelters and Refiners in Supply Chain
We adopted CFSI’s industry approach to trace back the origin of 3TG by identifying smelters, refineries, or recyclers and scrap supplier sources through our supply chain survey results. MaxLinear leveraged CFSI and the CFSP to trace the mine of origin of the 3TG to its ore level. The CFSP audits smelters and refineries to ensure that all certified smelters and refineries use only the ores that are conflict free from the Covered Countries. Based on information that was provided by our foundries and other first tier suppliers or that was otherwise obtained through our due diligence process, we believe, to the extent reasonably determinable, that the following facilities were used to process 3TG contained in our covered products.
We have also provided information concerning (i) whether the smelter participates in the CFSP and has been audited or whether it has agreed to participate in the CFSP but the audit process has not yet been completed, (ii) whether the gold refiner is a London Bullion Market Association accredited refiner on the Good Delivery List, and (iii) whether the gold refiner is a Responsible Jewellery Council Certified Member.

Metal	Smelter or Refiner Name	Country	CFSP*
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	C**
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	C**
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	C**#
Gold	Solar Applied Materials Technology Corp.	TAIWAN	C**
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	C**#
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	A**
Gold	Metalor Technologies S.A.	SWITZERLAND	C**#
Gold	PAMP S.A.	SWITZERLAND	C**#

Gold	Valcambi S.A.	SWITZERLAND	C**#
Gold	Argor-Heraeus S.A.	SWITZERLAND	C**#
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	C**
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	A
Gold	Asaka Riken Co., Ltd.	JAPAN	C
Gold	Eco-System Recycling Co., Ltd.	JAPAN	C
Gold	Heimerle + Meule GmbH	GERMANY	C**
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	C
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	C**#
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	C**
Gold	Asahi Pretec Corporation	JAPAN	C**
Gold	Asahi Refining Canada Limited	CANADA	A**
Gold	Asahi Refining USA Inc.	UNITED STATES	A**
Gold	Aurubis AG	GERMANY	A**
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	C**
Gold	Chimet S.p.A.	ITALY	C**
Gold	Dowa	JAPAN	C
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	C**
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	C**
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	C**
Gold	Kennecott Utah Copper LLC	UNITED STATES	A**
Gold	Kojima Chemicals Co., Ltd.	JAPAN	A
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	A**
Gold	Materion	UNITED STATES	C
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	C**
Gold	Metalor USA Refining Corporation	UNITED STATES	C**#
Gold	Mitsubishi Materials Corporation	JAPAN	C**
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	A**
Gold	Nihon Material Co., Ltd.	JAPAN	C**
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	C
Gold	Republic Metals Corporation	UNITED STATES	C**#
Gold	Royal Canadian Mint	CANADA	C**
Gold	SEMPSA Joyería Platería S.A.	SPAIN	C**#
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	C**
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	C**
Gold	Tokuriki Honten Co., Ltd.	JAPAN	C**
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	C**
Gold	United Precious Metal Refining, Inc.	UNITED STATES	A#
Gold	Yokohama Metal Co., Ltd.	JAPAN	C
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	C**
Tantalum	H.C. Starck GmbH Goslar	GERMANY	C
Tantalum	H.C. Starck Inc.	UNITED STATES	C
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	C
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	C
Tantalum	Exotech Inc.	UNITED STATES	C
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	A
Tantalum	F&X Electro-Materials Ltd.	CHINA	C
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	C
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	C
Tantalum	H.C. Starck Ltd.	JAPAN	C
Tantalum	Mitsui Mining & Smelting	JAPAN	C

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	U
Tantalum	H.C. Starck Co., Ltd.	THAILAND	C
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	C
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	C
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	C
Tantalum	Plansee SE Liezen	AUSTRIA	U
Tantalum	Taki Chemicals	JAPAN	A
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	C
Tin	CV United Smelting	INDONESIA	C
Tin	Metallo Belgium N.V.	BELGIUM	C
Tin	Mitsubishi Materials Corporation	JAPAN	C
Tin	PT Bukit Timah	INDONESIA	C
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	C
Tin	Mineração Taboca S.A.	BRAZIL	C
Tin	Minsur	PERU	C
Tin	Thaisarco	THAILAND	C
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	A
Tin	Fenix Metals	POLAND	A
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	A
Tin	Operaciones Metalurgical S.A.	BOLIVIA	C
Tin	PT Stanindo Inti Perkasa	INDONESIA	C
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	C
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	C
Tin	EM Vinto	BOLIVIA	C
Tin	PT Tinindo Inter Nusa	INDONESIA	C
Tin	Yunnan Tim Company Limited	CHINA	C
Tin	Alpha	UNITED STATES	C
Tin	China Tin Group Co., Ltd.	CHINA	A
Tin	CV Serumpun Sebalai	INDONESIA	C
Tin	Dowa	JAPAN	C
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	C
Tin	PT Aries Kencana Sejahtera	INDONESIA	C
Tin	PT Artha Cipta Langgeng	INDONESIA	C
Tin	PT Babel Inti Perkasa	INDONESIA	C
Tin	PT Bangka Tin Industry	INDONESIA	C
Tin	PT Belitung Industri Sejahtera	INDONESIA	C
Tin	PT DS Jaya Abadi	INDONESIA	C
Tin	PT Eunindo Usaha Mandiri	INDONESIA	C
Tin	PT Inti Stania Prima	INDONESIA	C
Tin	PT Justindo	INDONESIA	U
Tin	PT Mitra Stania Prima	INDONESIA	C
Tin	PT Panca Mega Persada	INDONESIA	A
Tin	PT Prima Timah Utama	INDONESIA	C
Tin	PT Refined Bangka Tin	INDONESIA	C
Tin	PT Sariwiguna Binasentosa	INDONESIA	C
Tin	Rui Da Hung	TAIWAN	C
Tin	Soft Metais Ltda.	BRAZIL	C
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	C
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	C
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	C
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	C

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	C
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	A
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	C
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	C
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	C
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	C
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	C
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	C
Tungsten	Japan New Metals Co., Ltd.	JAPAN	C
Tungsten	Kennametal Huntsville	UNITED STATES	C
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	A
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	C
_________________________

*
This column indicates whether the known smelter or refiner participates in the CFSP as a smelter that sources conflict minerals in a manner that does not finance or benefit armed groups in the Covered Countries. For purposes of this column, “C” denotes that the smelter participates in the CFSP and has been certified and audited by the CFSI, “A” denotes that the smelter has agreed to participate in the CFSP but that the audit process has not yet been completed as of May 18, 2017, and “U” denotes that the smelter or refinery has not received a “conflict free” designation from an independent third party audit program or the facility’s receipt of such designation is undeterminable.

**	Denotes a London Bullion Market Association accredited gold refiner on the Good Delivery List as of May 18, 2017.
#	Denotes a Responsible Jewellery Council Certified Member as of May 18, 2017.
Similarly, Exar adopted CFSI’s industry approach to trace back the origin of 3TG by identifying smelters, refineries, or recyclers and scrap supplier sources through its supply chain survey results. Based on information that was provided by Exar’s suppliers or that was otherwise obtained through Exar’s due diligence process and provided to MaxLinear, we believe, to the extent reasonably determinable, that the following facilities were used to process 3TG contained in the Exar covered products. We have also provided information concerning (i) whether the smelter participates in the CFSP and has been audited or whether it has agreed to participate in the CFSP but the audit process has not yet been completed, (ii) whether the gold refiner is a London Bullion Market Association accredited refiner on the Good Delivery List, and (iii) whether the gold refiner is a Responsible Jewellery Council Certified Member.

Metal	Smelter or Refiner Name	Country	CFSP*
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	A
Gold	Argor-Heraeus S.A.	SWITZERLAND	C**#
Gold	Asahi Pretec Corporation	JAPAN	C**
Gold	Aurubis AG	GERMANY	A**
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILLIPINES	A**
Gold	Dowa	JAPAN	C
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	C**#
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	C**
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	C**
Gold	Asahi Refining USA Inc.	UNITED STATES	A**
Gold	Asahi Refining Canada Limited	CANADA	A**
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	C**
Gold	Kojima Chemicals Co., Ltd.	JAPAN	A
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	A**
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	C**
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	C**#
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	C**
Gold	Metalor Technologies S.A.	SWITZERLAND	C**#
Gold	Metalor USA Refining Corporation	UNITED STATES	C**#
Gold	Mitsubishi Materials Corporation	JAPAN	C**
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	A**
Gold	Nihon Material Co., Ltd.	JAPAN	C**

Gold	PAMP S.A.	SWITZERLAND	C**#
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	A**
Gold	Royal Canadian Mint	CANADA	C**
Gold	SEMPSA Joyería Platería S.A.	SPAIN	C**#
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	C**
Gold	Solar Applied Materials Technology Corp.	TAIWAN	C**
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	C**
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	C**
Gold	Shandong Gold Smelting Co., Ltd	CHINA	C**
Gold	Tokuriki Honten Co., Ltd.	JAPAN	C**
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	C**
Gold	United Precious Metal Refining, Inc.	UNITED STATES	A#
Gold	Valcambi S.A.	SWITZERLAND	C**#
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	C**
Tantalum	F&X Electro-Materials Ltd.	CHINA	C
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	C
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	A
Tantalum	H.C. Starck Co., Ltd.	THAILAND	C
Tantalum	H.C. Starck GmbH Goslar	GERMANY	C
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	C
Tantalum	H.C. Starck Inc.	UNITED STATES	C
Tantalum	H.C. Starck Ltd.	JAPAN	C
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	C
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	C
Tin	Alpha	UNITED STATES	C
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	C
Tin	PT Aries Kencana Sejahtera	INDONESIA	C
Tin	CV United Smelting	INDONESIA	C
Tin	EM Vinto	BOLIVIA	C
Tin	Fenix Metals	POLAND	A
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	C
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	A
Tin	Mineração Taboca S.A.	BRAZIL	C
Tin	Minsur	PERU	C
Tin	Mitsubishi Materials Corporation	JAPAN	C
Tin	Operaciones Metalurgical S.A.	BOLIVIA	C
Tin	PT Artha Cipta Langgeng	INDONESIA	C
Tin	PT Bangka Tin Industry	INDONESIA	C
Tin	PT Belitung Industri Sejahtera	INDONESIA	C
Tin	PT Bukit Timah	INDONESIA	C
Tin	PT DS Jaya Abadi	INDONESIA	C
Tin	PT Eunindo Usaha Mandiri	INDONESIA	C
Tin	PT Mitra Stania Prima	INDONESIA	C
Tin	PT Panca Mega Persada	INDONESIA	A
Tin	PT Refined Bangka Tin	INDONESIA	C
Tin	PT Sariwiguna Binasentosa	INDONESIA	C
Tin	PT Stanindo Inti Perkasa	INDONESIA	C
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	C
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	C
Tin	PT Tinindo Inter Nusa	INDONESIA	C
Tin	Thaisarco	THAILAND	C

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	C
Tin	Yunnan Tim Company Limited	CHINA	C
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	C
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	C
Tin	PT Inti Stania Prima	INDONESIA	C
Tin	Metallo Belgium N.V.	BELGIUM	C
Tin	PT Bangka Prima Tin	INDONESIA	C
Tungsten	Kennametal Huntsville	UNITED STATES	C
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	C
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	C
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	C
Tungsten	Japan New Metals Co., Ltd.	JAPAN	C
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	C
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	C
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	C
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	A
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	C
________________________

*
This column indicates whether the known smelter or refiner participates in the CFSP as a smelter that sources conflict minerals in a manner that does not finance or benefit armed groups in the Covered Countries. For purposes of this column, “C” denotes that the smelter participates in the CFSP and has been certified and audited by the CFSI, “A” denotes that the smelter has agreed to participate in the CFSP but that the audit process has not yet been completed as of May 18, 2017, and “U” denotes that the smelter or refinery has not received a “conflict free” designation from an independent third party audit program or the facility’s receipt of such designation is undeterminable.

**	Denotes a London Bullion Market Association accredited gold refiner on the Good Delivery List as of May 18, 2017.
#	Denotes a Responsible Jewellery Council Certified Member as of May 18, 2017.

Future Steps
We have communicated our expectations to our foundries and other first tier suppliers regarding our commitment to sourcing minerals for our products in a manner that does not, directly or indirectly, finance or benefit armed groups in the DRC or adjoining countries. Since the end of 2013, we have continued, and expect to continue to increase our engagement with our relevant manufacturing foundries and first tier suppliers in order to build their knowledge and capacity so they are able to provide MaxLinear with more complete and accurate information on the source and chain of custody of conflict minerals. We expect to engage with Exar’s suppliers for our 2017 reporting period. In addition, we expect to integrate more fully our conflict minerals due diligence processes and reporting with those of Exar.